UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2007

Wentworth II, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52040	84-1581779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

936A Beachland Blvd., Suite 13, Vero Beach, FL 32963
(Address of principal executive offices)

Registrant’s telephone number, including area code (772) 231-7544

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFP 230.425)

☐ Soliciting material pursuant to Rule 14A-12 of the Exchange Act (17 CFR 240.14D-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 29, 2007, Wentworth II, Inc. (the “Company”) sold 400,000 shares of its common stock, par value $.01 per share (the “Common Stock”), for an aggregate purchase price equal to $200,000 in a private offering to accredited investors. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENTWORTH II, INC.

Date: January 29, 2007	By:	/s/ Kevin R. Keating
Name: Kevin R. Keating
Title: President